                                                                   EXHIBIT 10.16

                                 ITT INDUSTRIES

                              EXCESS SAVINGS PLAN

                   AS AMENDED AND RESTATED AS OF JULY 13,2004

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                                  INTRODUCTION

The ITT Excess Savings Plan (the "Plan") was effective as of January 1, 1987. The purpose of the Plan was to provide a means of restoring the contributions lost under the ITT Investment and Savings Plan for Salaried Employees due to the application of the limitations imposed on qualified plans by Section 415 of the Internal Revenue Code.

As of January 1, 1989, the Plan was amended to provide (i) a means for restoring, for an employee participating in the ITT Investment and Savings Plan for Salaried Employees (the "Savings Plan"), the matching and other employer contributions lost under said Plan due to the application of the limitations imposed on qualified plans by Section 401(a)(17) and Section 402(g)(1) of the Internal Revenue Code (the "Code") and (ii) a means of providing such employees with an opportunity to defer a portion of their salary in accordance with the terms of said Plan as hereinafter set forth.

As of January 1, 1995, the Plan was further amended to provide a means of restoring for an employee participating in the ITT Investment and Savings Plan for Salaried Employees matching and other employer contributions lost due to the deferral of base compensation under another nonqualified deferred compensation program. As of December 19, 1995, the Plan was renamed and continued as the ITT Industries Excess Savings Plan.

As of January 1, 1996, the Plan was further amended to solely provide to individuals who are designated as Eligible Employees under the Plan on and after January 1, 1996, a means to restoring the contributions lost under the Savings Plan due to the application of the limitations imposed by Section 415 and 401(a)(17) of the Code and providing such employees with an opportunity to defer a portion of their base salary and to transfer any liabilities not attributable to such benefits to the ITT Industries Deferred Compensation Plan. The Plan was further amended, effective as of (i) January 1, 1997 to provide additional optional forms of distributions and to revise the participation requirements,
(ii) July 1, 1997 to revise the eligibility requirements to permit an Eligible Employee to participate in his first year of employment, and (iii) September 1, 1997 to further expand the distribution options available under the Plan.

As of July 13, 2004, the Plan was amended and restated to make certain changes regarding the effect of an Acceleration Event and to unify the definition of Acceleration Event with other employee benefit plans of ITT Industries, and to make certain other technical amendments.

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                                 ITT INDUSTRIES

                              EXCESS SAVINGS PLAN

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE I. DEFINITIONS .........................................................   1

ARTICLE II. PARTICIPATION ......................................................   5

   2.01 Eligibility ............................................................   5
   2.02 Participation ..........................................................   5
   2.03 Termination of Membership ..............................................   7

ARTICLE III. EXCESS SAVINGS PLAN CONTRIBUTIONS .................................   8

   3.01 Amount of Contributions ................................................   8
   3.02 Investment of Accounts .................................................   9
   3.03 Vesting of Accounts ....................................................  10
   3.04 Individual Accounts ................................... ................  10
   3.05 Valuation of Accounts ..................................................  10

ARTICLE IV. PAYMENT OF CONTRIBUTIONS ...........................................  11

   4.01 Commencement of Payment ................................................  11
   4.02 Method of Payment ......................................................  11
   4.03 Payment upon the Occurrence of an Acceleration Event ...................  12

ARTICLE V. GENERAL PROVISIONS ..................................................  13

   5.01 Funding ................................................................  13
   5.02 No Contract of Employment ..............................................  13
   5.03 Unsecured Interest .....................................................  13
   5.04 Facility of Payment ....................................................  13
   5.05 Withholding Taxes ......................................................  14
   5.06 Nonalienation ..........................................................  14
   5.07 Transfers ..............................................................  14
   5.08 Claims Procedure .......................................................  15
   5.09 Construction ...........................................................  16

ARTICLE VI. AMENDMENT OR TERMINATION ...........................................  17

   6.01 Right to Terminate .....................................................  17
   6.02 Right to Amend .........................................................  17

ARTICLE VII. ADMINISTRATION ....................................................  18

                                 ITT INDUSTRIES

                              EXCESS SAVINGS PLAN

                             ARTICLE I. DEFINITIONS

1.01 "ACCELERATION EVENT" shall mean an event which shall occur if:

(i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Corporation or a subsidiary of the Corporation or any employee benefit plan sponsored by the Corporation or a subsidiary of the Corporation, is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock $1 par value of the Corporation (the "Stock");

(ii) any person (within the meaning of Section 13(d) of the Act), other than the Corporation or a subsidiary of the Corporation or any employee benefit plan sponsored by the Corporation or a subsidiary of the Corporation, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Corporation (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of twenty percent (20%) or more of the outstanding Stock of the Corporation (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock);

(iii) the stockholders of the Corporation shall approve (A) any consolidation, business combination or merger involving the Corporation, other than a consolidation, business combination or merger involving the Corporation in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Corporation (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Corporation (or the corporation resulting from the merger or consolidation or the parent of such corporation) relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation;

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                                                                          Page 2

(iv) there shall have been a change in a majority of the members of the Board of Directors of the Corporation within a 12-month period unless the election or nomination for election by the Corporation's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who were director at the beginning of such 12-month period; or

(v) any person (within the meaning of Section 13(d) of the Act) (other than the Corporation or any subsidiary of the Corporation or any employee benefit plan (or related trust) sponsored by the Corporation or a subsidiary of the Corporation) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of twenty percent (20%) or more of the Stock.

1.02 "ACCOUNTS" shall mean the Deferral Account, the Floor Contribution Account and the Matching Contribution Account.

1.03 "ASSOCIATED COMPANY" shall mean any division, unit, or subsidiary of the Company not participating in the Savings Plan.

1.04 "BENEFICIARY" shall mean the person or persons designated pursuant to the provisions of the Savings Plan to receive benefits under said Savings Plan after a Member's death.

1.05 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.06  "COMMITTEE" shall mean the Plan Committee under the Savings Plan.

1.07 "COMPANY" shall mean the Corporation with respect to its employees or any Participating Corporation or Participating Division (as such terms are defined in the Savings Plan) authorized to participate in the Plan by the Corporation, with respect to each of its employees.

1.08 "CORPORATION" shall mean ITT Industries, Inc., an Indiana corporation, (formerly known as ITT Corporation, a Delaware corporation) or any successor by merger, purchase or otherwise.

1.09 "DEFERRAL ACCOUNT" shall mean the bookkeeping account maintained for each Member to record the amounts credited on his behalf under Section 3.01 (a) and earnings on those amounts pursuant to Section 3.02.

1.10 "DEFERRED COMPENSATION" shall mean the amount of Salary deferred under any nonqualified deferred compensation program maintained by the Company other than the Plan.

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                                                                          Page 3

1.11  "EFFECTIVE DATE" shall mean January 1, 1987.

1.12 "ELIGIBLE EMPLOYEE" shall mean an Employee of the Company who is eligible to participate in the Plan as provided in Section 2.01.

1.13  "EMPLOYEE" shall have the meaning set forth in the Savings Plan.

1.14 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.15 "EXCESS MATCHING CONTRIBUTIONS" shall mean the amount of contributions credited on a Member's behalf under Section 3.01(b).

1.16 "EXCESS FLOOR CONTRIBUTIONS" shall mean the amount of contributions credited on a Member's behalf under Section 3.01(c).

1.17 "FLOOR CONTRIBUTION ACCOUNT" shall mean the bookkeeping account maintained for each Member to record all amounts credited on his behalf under Section 3.01(c) and earnings on those amounts pursuant to Section 3.02.

1.18 "MATCHING COMPANY CONTRIBUTION" shall have the meaning set forth in the Savings Plan.

1.19 "MATCHING CONTRIBUTION ACCOUNT" shall mean the bookkeeping account maintained for each Member to record all amounts credited on his behalf under Section 3.01(b) and earnings on those amounts pursuant to Section 3.02.

1.20 "MEMBER" shall mean each Eligible Employee who participates in the Plan pursuant to Section 2.02.

1.21 "PLAN" shall mean this ITT Industries Excess Savings Plan (formerly known as the ITT Excess Savings Plan).

1.22  "PLAN YEAR" shall mean the calendar year.

1.23 "REPORTING DATE" shall mean the last business day of each calendar month following the Effective Date, or such other day as the Committee may determine. For this purpose, a "business day" is any day in which the New York Stock exchange is open.

1.24 "RETIREMENT" shall mean the termination of employment by a Member after the date the Member is eligible for an early, normal or postponed retirement allowance under the ITT Industries Salaried Retirement Plan (formerly known as the ITT Corporation Retirement Plan for Salaried Employees), or would have been eligible had he been a participant in such Plan.

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                                                                          Page 4

1.25 "SALARY" shall mean an Eligible Employee's "Salary" as such term is defined in the Savings Plan disregarding any reduction required due to the application of the Statutory Compensation Limitation. Salary shall be determined before any reduction pursuant to an Eligible Employee's election to make Salary Deferrals under this Plan, but after reduction for deferrals under any other nonqualified deferred compensation program maintained by the Company.

1.26 "SALARY DEFERRALS" shall mean the amount a Member has elected to defer pursuant to a Salary Reduction Agreement in accordance with the provisions of Section 3.01 (a).

1.27 "SALARY REDUCTION AGREEMENT" shall mean the agreement entered into by the Member pursuant to Section 2.02 under which he elects to defer a portion of his Salary under this Plan.

1.28  "SAVINGS" shall have the meaning set forth in the Savings Plan.

1.29 "SAVINGS PLAN" shall mean the ITT Industries Investment and Savings Plan for Salaried Employees (formerly known as the ITT Investment and Savings Plan for Salaried Employees), as amended from time to time.

1.30 "STATUTORY COMPENSATION LIMITATION" shall means the limitations set forth in Section 401(a)(17) of the Code as in effect each year for the Savings Plan.

1.31 "STATUTORY LIMITATIONS" shall mean the limitations set forth in Section 401(a)(17) and Section 402(g)(1) of the Code.

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                                                                          Page 5

                           ARTICLE II. PARTICIPATION

2.01 ELIGIBILITY

(a)   (i)   An Employee, whose Salary as of the last day of a calendar year exceeds the Statutory Compensation Limitation in effect for such calendar year, shall be an Eligible Employee and thereby eligible to participate in this Plan with respect to any Plan Year following such calendar year; provided such Eligible Employee is eligible to participate in the Savings Plan during such Plan Year.

      (ii) Effective for Plan Years ending on and after July 1, 1997, an Employee whose Salary in the first year of his employment (or reemployment) with the Company exceeds the Statutory Compensation Limitation in effect for that year, shall be an Eligible Employee and thereby eligible to participate in this Plan with respect to that Plan Year; provided, such Eligible Employee is eligible to participate in the Savings Plan during such Plan Year.

      (iii) Notwithstanding the foregoing, an Eligible Employee shall be eligible to have Salary Deferrals credited on his behalf pursuant to
            Section 3.01(a)(i) with respect to a particular Plan Year if, and only if, the Eligible Employee's Savings under the Savings Plan for that Plan Year have been suspended due to the Statutory Compensation Limitations (or for Plan Years commencing prior to January 1, 1996, the Statutory Limitations). An Eligible Employee shall be notified of his eligibility for participation in the Plan prior to the date the Eligible Employee may first commence participation in the Plan.

(b) Upon reemployment by the Company, an Employee shall become an Eligible Employee again only upon completing the eligibility requirement described in Section 2.01 (a) in a calendar year ending after his reemployment date.

2.02 PARTICIPATION

(a) Any Eligible Employee who has met the eligibility requirements of Section 2.01(a)(i) and who wishes to have salary reduction contributions credited to his Deferral Account in a Plan Year must, prior to the beginning of that Plan Year, execute an irrevocable Salary Reduction Agreement with respect to such Plan Year authorizing Salary Deferrals under this Plan in accordance with the provisions of Section 3.01 (a). Notwithstanding the foregoing, any Employee who becomes an Eligible Employee with respect to his first year of employment (or

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                                                                          Page 6

      reemployment) pursuant to the provisions of Section 2.01(a)(ii), and who wishes to have salary reduction contributions credited to his Deferral Account in that Plan Year must, prior to the close of the 30th business day following the date of his employment or reemployment, whichever is applicable, or if later, the close of the business day immediately preceding the date he first becomes eligible to participate in the Savings Plan (or such other date as determined by the Committee), execute an irrevocable Salary Reduction Agreement with respect to such Plan Year authorizing Salary Deferrals under this Plan in according with the provisions of Section 3.01 (a).

(b) Any such salary reduction election made by an Eligible Employee shall remain in effect for subsequent Plan Years, provided the Member is an Eligible Employee during such subsequent Plan Year and, with respect to Salary Deferrals made pursuant to Section 3.01(a)(i), the Eligible Employee's Savings under the Savings Plan for such Plan Year have been suspended due to the Statutory Compensation Limitations (or with respect to Plan Years ending prior to January 1, 1996, the Statutory Limitations), unless modified or revoked by the Eligible Employee prior to the beginning of any subsequent Plan Year for which such modification or revocation is to be effective.

(c) Notwithstanding the foregoing, if a Member receives a hardship withdrawal of before-tax contributions from the Savings Plan or any other plan which is maintained by the Company or an Associated Company and which meets the requirements of Section 401(k) of the Code (or any successor thereof) and is precluded from making contributions to such 401(k) plan for at least 12 months (six months, effective as of January 1, 2002) after receipt of the hardship withdrawal, the Member's Salary Reduction Agreement, if any, shall be suspended during the 12-month period (six months, effective as of January 1, 2002) commencing on the date the Member receives the hardship withdrawal distribution from the Savings Plan or any other plan maintained by the Company. Any Salary payment which would have been deferred pursuant to the Member's Salary Reduction Agreement, but for the application of this Section 2.02(c), shall be paid to the Member as if he had not entered into the Salary Reduction Agreement.

(d) As a condition of participation in the salary reduction portion of the Plan, a Member may also be required by the Committee to provide such other information as the Committee may deem necessary to properly administer the Plan.

(e) An Eligible Employee shall become a Member when contributions are credited on his behalf pursuant to Article 3.

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                                                                          Page 7

2.03 TERMINATION OF MEMBERSHIP

(a) A Member's participation in the Plan shall terminate when the vested values of the Member's Accounts under the Plan are totally distributed to or on behalf of the Member.

(b) Upon reemployment by the Company, a former Member shall become a Member again only upon completing, subsequent to his reemployment, the eligibility and participation requirements of Section 2.01 and 2.02, respectively.

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                                                                          Page 8

                 ARTICLE III. EXCESS SAVINGS PLAN CONTRIBUTIONS

3.01 AMOUNT OF CONTRIBUTIONS

For any Plan Year, the amount of contributions to be recorded on the books of the Company on behalf of a Member pursuant to this Article 3 shall be equal to the sum of the Salary Deferrals, the Excess Matching Contributions and Excess Floor Contributions determined under (a), (b) and (c) below:

(a)   SALARY DEFERRALS

      The amount of Salary Deferrals for each Plan Year shall be equal to the sum of (i) plus (ii) as follows:

      (i) the designated percentage of Salary elected by the Member in his Salary Reduction Agreement, provided that the allocation under the Plan and the reduction in the Member's Salary corresponding to such election shall be made only with respect to Salary (A) otherwise payable to such Member during the Plan Year in excess of the Statutory Compensation Limitation or (B) with respect to Plan Years ending prior to January 1, 1996 otherwise payable to such Member after he has contributed the maximum amount of before-tax contributions for the Plan Year permitted under Section 402(g)(1) of the Code; and

      (ii) the designated percentage of Deferred Compensation elected by the Member in his Salary Reduction Agreement, provided that the allocation under the Plan and the reduction in the Member's Salary corresponding to such election shall be made on a pro rata basis as of each payroll period, without regard to whether the Salary payable to such Member during the Plan Year has exceeded the Statutory Compensation Limitation (or with respect to Plan Years ending prior to January 1, 1996, whether such Member has contributed the maximum amount of before-tax contributions for the Plan Year permitted under
            Section 402(g)(1) of the Code).

      The designated percentage elected by the Member in his Salary Reduction Agreement for a Plan Year must be a uniform percentage, not to exceed six (6%) percent, of both his Deferred Compensation and his Salary, unless and until changed by the Committee. The total Salary Deferral amount elected shall reduce the Member's Salary, and shall not be applied against any amount deferred under any other nonqualified plan maintained by the Company.

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                                                                          Page 9

(b)   EXCESS MATCHING CONTRIBUTIONS

      The amount of Excess Matching Contributions for each Plan Year shall be equal to fifty (50%) percent of the Salary Deferrals by the Member for such Plan Year, and shall be credited to the Member's Account at the same time as the Salary Deferrals to which they relate.

(c)   EXCESS FLOOR CONTRIBUTIONS

      The amount of Excess Floor Contributions for each Plan Year, regardless of whether or not Salary Deferrals are made on behalf of the Member pursuant to paragraph (a) above, shall be equal to the result of (i) minus (ii) as follows:

      (i) an amount equal to one half of one percent of the sum of the Member's Salary and the Member's Deferred Compensation for the Plan Year, minus

      (ii) the amount of Floor Company Contribution (as that term is defined under the Savings Plan) made by the Company on behalf of the Member under the Savings Plan for such Plan Year and allocated to the Member's account under the Savings Plan in such Plan Year.

(d) The contributions recorded on the books of the Company pursuant to paragraphs (a), (b) and (c) above, to the extent they are determined with reference to Salary, shall be credited to a Member's Accounts at the same time as they would have been credited to his accounts under the Savings Plan if not for the application of the Statutory Compensation Limitations (or with respect to Plan Years ending prior to January 1, 1996, the Statutory Limitations).

      The contributions recorded on the books of the Company pursuant to paragraphs (a), (b) and (c) above, to the extent they are determined with reference to Deferred Compensation, shall be credited to a Member's Accounts on a pro rata basis as of each payroll period.

(e) Notwithstanding any provisions of the Plan to the contrary, no future Salary Deferrals by a Member shall be permitted and no future Excess Floor or Excess Matching Contributions shall be made on behalf of such Member if such Member is no longer an Eligible Employee.

3.02 INVESTMENT OF ACCOUNTS

      A Member shall have no choice or election with respect to the investments of his Accounts. As of each Reporting Date, there shall be credited or debited an amount of earnings or losses on the balance of the Member's Accounts as of such Reporting Date which would have been credited had the Member's Accounts been invested in the Stable Value Fund maintained under the Savings Plan.

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                                                                         Page 10

3.03 VESTING OF ACCOUNTS

(a) The Member shall be fully vested in the Salary Deferrals and Excess Floor Contributions (and earnings thereon) made on his behalf under Section 3.01
      (a) and (c) respectively. The Member shall vest in the Excess Matching Contributions made on his behalf under Section 3.01(b) (and earnings thereon) at the same rate and under the same conditions at which such contributions would have vested under the Savings Plan had they been contributed thereunder.

      In the event the Member terminates employment prior to vesting in all or any part of the Excess Matching Contributions credited on his behalf, such contributions and earnings thereon shall be forfeited and shall not be restored in the event the Member is subsequently reemployed by the Company.

(b) Notwithstanding any provision of this Plan to the contrary, in the event of an Acceleration Event, each Member who is employed by the Company or an Associated Company as of the consummation of the Acceleration Event shall become fully vested in the Excess Matching Contributions made on his behalf under Section 3.01(b) (and earnings thereon).

3.04 INDIVIDUAL ACCOUNTS

(a) The Committee shall maintain, or cause to be maintained, on the book of the Company records showing the individual balances of each Member's Accounts. At least once a year, each Member shall be furnished with a statement setting forth the value of his Accounts.

(b) Accounts established under this Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only so that hypothetical earnings or losses on the amounts credited on a Member's behalf under this Plan can be credited or debited, as the case may be.

3.05 VALUATION OF ACCOUNTS

(a) The Committee shall value or cause to be valued each Member's Accounts at least quarterly. On each Reporting Date there shall be allocated to the Accounts of each Member the appropriate amount determined in accordance with Section 3.02.

(b) Whenever an event requires a determination of the value of a Member's Accounts, the value shall be computed as of the Reporting Date immediately preceding the date of the event, except as otherwise specified in this Plan.

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                                                                         Page 11

                      ARTICLE IV. PAYMENT OF CONTRIBUTIONS

4.01 COMMENCEMENT OF PAYMENT

(a) A Member shall be entitled to receive payment of his Deferral Account and his Floor Contribution Account and the vested portion of his Matching Contribution Account as determined under Section 3.03 upon his termination of employment with the Company and all Associated Companies for any reason, other than death. The distribution of such Accounts shall be made as soon as practicable following such termination of employment.

(b) In the event of the death a Member prior to the full payment of his Accounts, the unpaid portion of his Accounts shall be paid to his Beneficiary as soon as practicable following his date of death.

4.02 METHOD OF PAYMENT

(a) Except as otherwise provided in paragraph (b) below, payment of a Member's Deferral Account and his Floor Contribution Account and the vested portion of his Matching Contribution Account shall be made in a single lump sum payment.

(b) Effective on and after January 1, 1997, a Participant may elect by duly completing, executing and filing with the Committee a written election to have the vested portion of his Deferral Account, Floor Contribution Account, and Matching Contribution Account distributed under one of the following methods of payment, in lieu of a lump sum payment:

      (i) ratable annual cash installments for a fixed period of years as designated on the written election notice not to exceed 20 years (with respect to distributions commencing on or after September 1, 1997, not to exceed the joint life expectancy of the Member and his spouse, if any).

      (ii) ratable annual cash installments paid over the life expectancy of the Member (or with respect to distributions first commencing on or after September 1, 1997, the joint life expectancy of the Member and his spouse).

      However, for this alternate form of payment election to be effective, it must be made by the Member in a calendar year prior to the calendar year in which the Member's termination of employment occurs and a full six months must pass between the date the Member duly makes such election and the Member's termination of employment. Notwithstanding the foregoing, in

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                                                                         Page 12

      the event a Member terminates employment for reasons other than Retirement, the distribution of the vested portion of his Deferral Account, Floor Contribution Account, and Matching Contribution Account shall be made in a single lump sum payment.

      During an installment payment period, the Member's Accounts shall continue to be credited with earnings or losses as described in Section 3.02. The amount of each installment shall be determined (1) in the same manner as the applicable installment method is determined under the provisions of the Savings Plan and (2) with respect to an installment determined under clause (ii) above, using the same mortality table as utilized in determining a similar installment under the Savings Plan.

4.03 PAYMENT UPON THE OCCURRENCE OF AN ACCELERATION EVENT

      Upon the occurrence of an Acceleration Event, all Members shall automatically receive the balance of their Accounts in a single lump sum payment. Such lump sum payment shall be made as soon as practicable on or after the Acceleration Event. If the Member dies after such Acceleration Event, but before receiving such payment, it shall be made to his Beneficiary.

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                                                                         Page 13

                         ARTICLE V. GENERAL PROVISIONS

5.01 FUNDING

      All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company.

5.02 NO CONTRACT OF EMPLOYMENT

      The Plan is not a contract of employment and the terms of employment of any Member shall not be affected in any way by this Plan or related instruments, except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any person and to treat him without regard to the effect which such treatment might have upon him under this Plan. Each Member and all persons who may have or claim any right by reason of his membership shall be bound by the terms of this Plan and all agreements entered into pursuant thereto.

5.03 UNSECURED INTEREST

      Neither the Company nor the Board of Directors nor the Committee in any way guarantees the performance of the investment fund(s) designated under
      Section 3.02. No special or separate fund shall be established, and no segregation of assets shall be made, to assure the payments thereunder. No Member hereunder shall have any right, title, or interest whatsoever in any specific assets of the Company. Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and a Member or any other person. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

5.04 FACILITY OF PAYMENT

      In the event that the Committee shall find that a Member is unable to care for his affairs because of illness or accident or is a minor or has died, the Committee may direct that any benefit payment due him, unless claim shall have been made therefore by a duly appointed legal representative, be paid on his behalf to his spouse, a child, a parent or other blood relative, or to a

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                                                                         Page 14

      person with whom he resides, and any such payment so made shall thereby be a complete discharge of the liabilities of the Company and the Plan for that payment.

5.05 WITHHOLDING TAXES

      The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

5.06 NONALIENATION

      Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of a person entitled to such benefits.

5.07 TRANSFERS

(a) Notwithstanding any Plan provision to the contrary, in the event the Corporation (i) sells, causes the sale of, or sold the stock or assets of any employing company in the controlled group of the Corporation to a third party or (ii) distributes or distributed to the holders of shares of the Corporation's common stock all of the outstanding shares of common stock of a subsidiary or subsidiaries of the Corporation, and, as a result of such sale or distribution, such company or its employees are no longer eligible to participate hereunder, the liabilities with respect to the benefits accrued under this Plan for a Member who, as a result of such sale or distribution, is no longer eligible to participate in this Plan, shall, at the discretion and direction of the Corporation (and approval by the new employer), be transferred to a similar plan of such new employer and become a liability thereunder. Upon such transfer (and acceptance thereof) the liabilities for such transferred benefits shall become the obligation of the new employer and the liability under this Plan for such benefits shall cease.

(b) Notwithstanding any Plan provision to the contrary, at the discretion and direction of the Corporation, liabilities with respect to benefits accrued by a Member under a plan maintained by such Member's former employer may be transferred to this Plan and upon such transfer become the obligation of the Company.

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                                                                         Page 15

5.08 CLAIMS PROCEDURE

(a)   SUBMISSION OF CLAIMS

      Claims for benefits under the Plan shall be submitted in writing to the Committee or to an individual designated by the Committee for this purpose.

(b)   DENIAL OF CLAIM

      If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within 90 days following the date on which the claim is filed, which notice shall set forth

      (i)   the specific reason or reasons for the denial;

      (ii) specific reference to pertinent Plan provisions on which the denial is based;

      (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

      (iv)  an explanation of the Plan's claim review procedure.

      If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim is filed. Such an extension may not exceed a period of 90 days beyond the end of said initial period.

      If the claim has not been granted and written notice of the denial of the claim is not furnished within 90 days following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.

(c)   CLAIM REVIEW PROCEDURE

      The claimant or his authorized representative shall have 60 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Committee, and may review pertinent documents and submit issues and comments in writing within such 60-day period.

      Not later than 60 days after receipt of the request for review, the Committee shall render and furnish to the claimant a written decision, which shall include specific reasons for the decision and shall make specific references to pertinent Plan provisions on which it is based. If special circumstances require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that

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                                                                         Page 16

      written notice and explanation of the delay are given to the claimant prior to commencement of the extension. Such decision by the Committee shall not be subject to further review. If a decision on review is not furnished to a claimant within the specified time period, the claim shall be deemed to have been denied on review.

(d)   EXHAUSTION OF REMEDY

      No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the procedures set forth in this section.

5.09  CONSTRUCTION

(a) The Plan is intended to constitute an unfunded deferred compensation arrangement maintained for a select group of management or highly compensated employees within the meaning of Section 201(2), Section 301(a)(3), and Section 401(a)(1) of ERISA, and all rights under this Plan shall be governed by ERISA. Subject to the preceding sentence, the Plan shall be construed, regulated and administered in accordance with the laws of the State of New York, to the extent such laws are not superseded by applicable federal laws.

(b)   The masculine pronoun shall mean the feminine wherever appropriate.

(c) The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

(d) The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions thereof.

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                                                                         Page 17

                      ARTICLE VI. AMENDMENT OR TERMINATION

6.01 RIGHT TO TERMINATE

      Notwithstanding any Plan provision to the contrary, the Corporation may, by action of the Board of Directors, terminate this Plan and the related Deferral Agreements at any time. In the event the Plan and related Salary Reduction Agreements are terminated, each Member or Beneficiary shall receive a single sum payment in cash equal to the balance of the Member's Accounts. The single sum payment shall be made as soon as practicable following the date the Plan is terminated and shall be in lieu of any other benefit which may be payable to the Member or Beneficiary under this Plan.

6.02 RIGHT TO AMEND

      The Board of Directors or its delegate may amend or modify this Plan and the related Salary Reduction Agreements in any way either retroactively or prospectively. However, except that without the consent of the Member or Beneficiary, if applicable, no amendment or modification shall reduce or diminish such person's right to receive any benefit accrued hereunder prior to the date of such amendment or modification, and after the occurrence of an Acceleration Event, no modification or amendment shall be made to Sections 3.03(b) and 4.03.

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                                                                         Page 18

                          ARTICLE VII. ADMINISTRATION

7.01

(a) The Committee shall have the exclusive responsibility and complete discretionary authority to control the operation, management and administration of the Plan, with all powers necessary to enable it properly to carry out such responsibilities, including, but not limited to, the power to interpret the Plan and any related documents, to establish procedures for making any elections called for under the Plan, to make factual determinations regarding any and all matters arising hereunder, including, but not limited to, the right to determine eligibility for benefits, the right to construe the terms of the Plan, the right to remedy possible ambiguities, inequities, inconsistencies or omissions, and the right to resolve all interpretive, equitable or other questions arising under the Plan. The decisions of the Committee on all matters shall be final, binding and conclusive on all persons to the extent permitted by law.

(b) To the extent permitted by law, all agents and representatives of the Committee shall be indemnified by the Corporation and held harmless against any claims and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect or willful misconduct.